WARRANT NO. B - 01

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO INTELLON CORPORATION, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

610,203 Shares

SERIES B PREFERRED STOCK WARRANT

of

INTELLON CORPORATION

THIS CERTIFIES THAT Intel Capital Corporation (“Warrantholder” or “Intel”) is entitled to subscribe for and purchase from Intellon Corporation, a Delaware corporation (the “Company”), for value received and in consideration for Warrantholder’s performance and support of efforts to enhance the marketing and positioning of the Company’s products and services, at any time or from time to time from the date hereof, subject to Section 1 hereof, and prior to 5:00 p.m., Ocala, Florida time on the five (5) year anniversary of the date hereof, in accordance with the terms of this Warrant, up to 610,203 fully paid and nonassessable shares (the “Shares”) of the Company’s Series B Preferred Stock, par value $.0001 per share (the “Series B Stock”), such number of shares being subject to adjustment as set forth in Section 4 of this Warrant.

The price per share payable upon the exercise of this Warrant (such price or such other prices as may result from the adjustment specified in Section 4 of this Warrant being referred to herein as the “Warrant Price”) shall be $.01 per share. The Warrant Price shall be payable by cash, cashier’s check or by a net issue exercise in lieu of the cash or cashier’s check (a “Net Issue Exercise”). To the extent that this Warrant is exercisable after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to an initial public offering of its common stock, $.00001 par value (the “Common Stock”), if the Fair Market Value (as hereinafter defined) of one share of Series B Stock (or such number of shares of Common Stock into which the Series B Stock is then convertible), or any other securities at any time receivable or issuable upon exercise of this Warrant (together with the Series B Stock, the “Warrant Stock”), is greater than the Warrant Price (at the date of calculation set forth below and as equitably adjusted in good faith by the Company’s board of directors to take into account the convertibility of the Series B Stock into Common Stock), the Warrantholder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of such portion of the Warrant being exchanged on the date of exchange. If the Warrantholder elects to exchange this Warrant as provided below, the Warrantholder shall tender to the Company, at the principal office of the Company, the Warrant for the amount being exchanged, along with a properly endorsed Notice of Exercise, and the Company shall issue to the Warrantholder the number of shares of the Warrant Stock computed using the following formula:

X =	Y (A-B)
A

Where X = the number of shares of Warrant Stock to be issued to the Holder.

Y = the number of shares of Warrant Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

A = the Fair Market Value of one share of the Warrant Stock.

B = Warrant Price (as adjusted to the date of such calculation).

All references herein to an “exercise” of the Warrant shall include a Net Issue Exercise.

For purposes of this Warrant, Fair Market Value of a share of Series B Stock (or of any other applicable security included within the definition of Warrant Stock as earlier defined) shall mean: (a) if traded on a national securities exchange, the Nasdaq National Market, or the Nasdaq Smallcap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the shares of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation; (b) if actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30 day period ending immediately prior to the applicable date of valuation; and (c) if the Series B Stock has not converted to Common Stock or there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s board of directors as of the date of exchange (which is the date that this Warrant and a properly endorsed Notice of Exercise are tendered to the Company at its principal office for the purpose of effecting a Net Issue Exercise) upon a review of relevant factors, including due consideration of the Warrantholder’s determination of the value of the Company.

1.	Exercise of Warrant. This Warrant may be exercised, in whole or in part, for up to 610,203 Shares, in the aggregate, as follows (with such share amounts subject to adjustment as set forth in Section 4 of this Warrant):

(a)	HomePlug Board Membership. The Warrant may be exercised for up to 48,816 Shares upon the date that Intel (i) becomes a member of the board of directors of the HomePlug Industry Alliance (the “Board”); (ii) makes a public announcement of such Board membership; and (iii) joins the Board’s Marketing, Compliance and Regulatory Working Groups.

(b)	HomePlug Board Service. The Warrant may be exercised for up to 24,408 Shares upon each of the following:

(i)	The completion of the first year of service on the Board by Intel;

(ii)	The completion of the second year of service on the Board by Intel; and

(iii)	The completion of the third year of service on the Board by Intel.

(c)	Keynote Addresses. Subject to subsection l(g), the Warrant may be exercised for up to 146,449 Shares, in the aggregate, as follows in accordance with this Section l(c):

(i)	Up to 61,020 Shares, per event, when Intel mentions and demonstrates HomePlug IC-based produces) containing Company powerline communications silicon (with attribution to the Company) in a keynote address by a senior executive of Intel at a major industry tradeshow (e.g., including, but not limited to, the Consumer Electronics Show and CeBIT) (a “Major Industry Tradeshow”);

(ii)	Up to 36,612 Shares, per event, when Intel mentions and demonstrates HomePlug IC-based product(s) containing Company powerline communications silicon (with attribution to the Company) in a keynote address by a senior executive of Intel at an Intel Developer Forum (an “IDF”) Conference in the United States, Japan or Taiwan or at another major industry conference; subject to a maximum of two such IDF events per calendar year.

(d)	Tradeshows. Subject to Subsection l(g), the Warrant may be exercised for up to 146,449 Shares, in the aggregate, as follows in accordance with this Subsection l(d):

(i)	Up to 36,612 Shares, per event, when Intel exhibits and provides demonstration(s) of HomePlug IC-based produces) containing Company powerline communications silicon (with attribution to the Company) in the Intel booth at a Major Industry Tradeshow;

(ii)	Up to 24,408 Shares, per event, when Intel exhibits and provides demonstration(s) of HomePlug IC-based product(s) containing Company powerline communications silicon (with attribution to the Company) in a “by-Intel-invitation-only” industry demonstration area at a Major Industry Tradeshow (e.g., the Experience Zone at the March 2005, US IDF Conference), subject to a maximum of two such events per calendar year; provided, however, that Warrantholder shall not have the right to exercise shares under both subprovisions l(d)(i) and l(d)(ii) at a single Major Industry Tradeshow.

(e)	Demonstration Platforms. Subject to Subsection l(g), the Warrant may be exercised for up to 183,061 Shares, in the aggregate, upon the public release by Intel of a demo or concept platform using Company HomePlug silicon, with attribution to the Company (a “Demonstration Platform”) as follows in accordance with this Subsection l(e):

(i)	Up to 61,020 Shares for each Demonstration Platform for a desktop PC, subject to a maximum of two such Demonstration Platforms;

(ii)	Up to 61,020 Shares for each Demonstration Platform for a CE product (set top box or digital television), subject to a maximum of two such Demonstration Platforms;

(iii)	Up to 61,020 Shares for each Demonstration Platform for a laptop PC, subject to a maximum of two such Demonstration Platforms.

(f)	Subject to Subsection 1(g), the Warrant may be exercised for an aggregate of up to 183,061 Shares upon the public release by Intel of a reference design using Company HomePlug silicon, with attribution to the Company (a “Reference Design”) as follows in accordance with this Subsection l(f):

(i)	Up to 91,530 Shares for each Reference Design for a desktop PC, subject to a maximum of two such Reference Designs;

(ii)	Up to 91,530 Shares for each Reference Design for a CE product (set top box or digital television), subject to a maximum of two such Reference Designs;

(iii)	Up to 91,530 Shares for each Reference Design for a laptop PC, subject to a maximum of two such Reference Designs.

(g)	Notwithstanding the foregoing, Warrantholder shall not have the right to exercise the Warrant upon the occurrence of a trigger described in any of Subsections l(c), (d), (e) or (f) if, at the same Major Industry Tradeshow, Intel also demonstrates or publicly releases a demonstration or concept platform or reference design using powerline communications silicon, provided by a vendor other than Company, that is not HomePlug-compliant but is competitive with a HomePlug-based product that is offered by Intellon.

(h)	The parties acknowledge that the total number of Shares covered by the events described in Subsections l(c), (d), (e) and (f) exceeds 610,203 Shares, and the . total number of Shares covered by the events described in each of Subsection l(c), (d), (e) and (f) exceeds the maximum number of Shares for which this Warrant may be exercised upon the occurrence of the events described in the respective Subsections. The parties agree that this Warrant may only be exercised for a maximum of 610,203 Shares in the aggregate, and, within that maximum aggregate limit, this Warrant may not be exercised pursuant to Subsections 1(c), (d), (e) or (f) for a number of Shares that would exceed the maximum number of Shares described in the respective Subsections.

(i)	The parties acknowledge that any decision by Intel to create a demonstration or concept platform or a reference design will be dependent on Intel’s judgment, in its sole discretion, that the Company HomePlug silicon to be used in such demonstration or concept platform or reference design offers competitive performance, cost and timing parameters and meets Intel requirements. The failure of the Company’s HomePlug silicon to meet the criteria described in the immediately preceding sentence will not give Warrantholder the right to exercise the Warrant with respect to such demonstration or concept platform or reference design.

(j)	The parties acknowledge that, in accordance with Section 6.3 of the Technology Collaboration and License Agreement dated an even date herewith (the “Collaboration Agreement”), if the parties agree to a Consensus Alternative IA (as defined in the Collaboration Agreement), the terms of the Warrant shall apply automatically to such Consensus Alternative IA and each reference to Homeplug IA or the standard adopted by Homeplug IA shall be replaced automatically with a reference to a Consensus Alternative IA or the standard adopted by such Consensus Alternative IA.

2.	Stock Fully Paid; Reservation of Shares; Stock Dividends; Subdivisions, and Combinations; Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

(a)	All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series B Stock and shares of its common stock, $.0001 par value (the “Common Stock”) underlying such Series B Stock, to provide for the exercise of the rights represented by this Warrant and the conversion to Common Stock of the Series B Stock so acquired.

(b)	If at any time the Company shall:

(i)	issue additional shares of Series B Stock as a dividend or other distribution of Series B Stock, subdivide its outstanding shares of Series B Stock into a larger number of shares of Series B Stock, or

(ii)

combine its outstanding shares of Series B Stock into a smaller number of shares of Series B Stock, then (x) the number of shares of Series B Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Series B Stock which a record holder of the same number of shares of Series B Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (y) the Warrant Price shall be adjusted to equal (A) the Warrant Price multiplied by the number of shares of Series B Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

(c)	In case the Company shall reorganize its capital stock, reclassify its capital stock (other than a change in par value or a subdivision or combination as provided for in Subsection (b)), consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the capital stock of the Company other than (i) solely a change or distribution as contemplated by Subsection (b) above, or (ii) a merger or reorganization involving only a change in the state of incorporation of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, ^classification, merger, consolidation or disposition of assets, shares of capital stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of capital stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Series B Stock (with any action pursuant to which such distribution, reclassification, merger, etc., is to be undertaken being referred to as the “Transaction”), then Warrantholder shall receive notice of the Transaction prior to the record date for determining those Series B Stockholders entitled to vote on and/or to receive a distribution in connection with consummation of such Transaction. Upon the consummation of any Transaction pursuant to which the Company is not the surviving corporation, this Warrant, to the extent exercisable in accordance with Section 1 above but previously unexercised, shall be deemed automatically exercised without the payment of the related Warrant Price therefor immediately prior to the closing of the Transaction (the “Automatic Exercise Date”); provided, mat to the extent that the Warrant was not exercisable in accordance with Section 1 as of the Automatic Exercise Date, then as of the Automatic Exercise Date, solely with respect to any Transaction pursuant to which the Company is not the surviving corporation or in which the Company sells, transfers or otherwise disposes all or substantially all of its property, assets or business to another corporation, the Warrant shall be deemed automatically exercised without the payment of the related Warrant Price therefor with respect to 50% of the full number of remaining Shares for which the Warrant was not otherwise automatically exercisable; and provided further, that the Warrant shall not be further exercisable thereafter and shall be of no further force and effect, null and void and unexercisable. The foregoing provisions of this Subsection (c) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets, as applicable.

3.	Limitations and Considerations on Transfer and Exercise.

(a)	Neither this Warrant nor any rights hereunder are transferable, in whole or in part, without the prior written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion, except that Warrantholder may, subject to this Section 3, transfer this Warrant to an Affiliate.

(b)

As a condition of transfer to an Affiliate or to a transferee approved by the Company in accordance with Subsection 3(a) (either an “Approved Transferee”) such Approved Transferee shall agree (i) to execute and deliver joinder agreements, in form acceptable to the Company, agreeing to be bound by the provisions of the: (y) Amended and Restated Stockholders Agreement, dated as of March 15, 2005, among the Company and the stockholders of the Company named therein (the “Stockholders Agreement”); and (z) the Amended and Restated Investors’ Rights Agreement, dated as of March 15, 2005, among the Company and the investors of the Company named therein (with the Stockholders Agreement, the “Investor Agreements”), in each case upon the exercise of this Warrant in whole or in part; and (ii) that to the extent that the triggers enumerated in this Warrant require the performance by Intel of a particular action, performance of that action by an entity other than Intel will not activate such triggers and will not entitle the Approved Transferee to exercise the Warrant thereunder, without the consent of the Company.

(c)	The Warrantholder acknowledges that it is a party to the Investor Agreements.

(d)	The Company need not register a transfer of this Warrant unless the conditions specified in the legend on the front page hereof and Section 3(a) hereof are satisfied. Subject to the satisfaction of such conditions, any transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, or the office or agency designated by the Company, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Warrantholder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to the conditions set forth in the legend and Subsection 3(a) hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of the Shares without having a new Warrant issued.

(e)	Subject to the conditions set forth in the legend and Subsection 3(a) hereof, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Warrantholder or its agent or attorney. Subject to compliance with this Section 3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(f)	The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

(g)	The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

(h)	Each certificate or other instrument for Shares issued upon the exercise of this Warrant shall bear a legend substantially similar to the legend on the front page hereof and as the Investor Agreements shall require.

(i)

The Company hereby acknowledges that exercise of this Warrant by Warrantholder may subject the Company and/or the Warrantholder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and that Warrantholder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act (“HSR Act Restrictions”). If, on or before the expiration of this Warrant, Warrantholder has sent the Notice of Exercise to Company and Warrantholder has not been able to complete the exercise of this Warrant prior to its expiration because of HSR Act Restrictions, the Warrantholder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the expiration of the Warrant.

4.	Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock; Adjustments. The Shares of Series B Stock shall have the rights, preferences, privileges and restrictions set forth in the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), as such Charter may be amended from time to time in accordance with its provisions. In the event of a stock split, stock dividend, recapitalization or other event which impacts the outstanding Series B Stock, the number of Shares and the Warrant Price shall be adjusted to give effect to such event.

5.	Notices. Upon any adjustment of the Warrant Price and increase or decrease in the number of Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to Warrantholder at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Price and the increased or decreased number of Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

6.	Representations and Warranties of Warrantholder. Warrantholder represents and warrants that (a) it is an “accredited investor” within the meaning of Rule 501 under the Act; (b) it will acquire this Warrant for its own account and that this Warrant is being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof in violation of the Act; and (c) it has taken no action that would give rise to any claim by any other Person for any brokerage commissions, finders’ fees or the like relating to this Warrant. Warrantholder further represents that it understands and agrees that until this Warrant or any Shares held by it are registered under the Act or transferred pursuant to the provisions of Rule 144 under the Act, all certificates evidencing this Warrant or any of such Shares shall bear a legend, prominently stamped or printed thereon, substantially similar to the legend on the front page hereof.

7.	Miscellaneous.

(a)	The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of shares of Series B Stock to permit the exercise hereof in full and a sufficient number of shares of Common Stock to permit the conversion of such shares acquired upon Warrant exercise. Such shares when issued in compliance with the provisions of this Warrant and the Company’s Charter, as amended, will be duly authorized, validly issued, fully paid and nonassessable.

(b)	The terms of this Warrant shall be binding and shall inure to the benefit of any successors or permitted assigns of the Company and of Warrantholder.

(c)	No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

(d)	Receipt of this Warrant by Warrantholder shall constitute acceptance of and agreement to the foregoing terms and conditions.

(e)	The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

(f)	Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

(g)	If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(h)	Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of die change, waiver, discharge or termination is sought.

(i)	This Warrant shall be governed by the laws of the State of Delaware.

(j)	For purposes of this Warrant:

“Affiliate” shall mean, of any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of at least 50% of the voting securities of a Person shall be deemed to be control.

“Person” shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other legal entity.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated: June 10, 2005	INTELLON CORPORATION

	By:	/s/ Charles E. Harris
Charles E. Harris
Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

INTEL CAPITAL CORPORATION

By:	/s/ Ravi Jacob
Name:	Ravi Jacob
Title:	Vice President FES, Treasurer

SERIES B PREFERRED STOCK WARRANT

OF Intellon CORPORATION

EXHIBIT A

NOTICE OF EXERCISE

[To be signed and delivered upon exercise of Warrant]

The undersigned holder of this Warrant (“Warrantholder”), hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                  shares of Series B Preferred Stock, $.0001 par value per share, of Intellon Corporation, based on the occurrence of the following event described in Section                  of the Warrant:

[Insert date and description of event allowing exercise of warrant.]

The Warrantholder herewith makes payment of $             therefor or certifies to Intellon Corporation that it has paid to Intellon Corporation in accordance with the terms of the Warrant an amount equal to $.01 for each share of Series B Preferred Stock being purchased pursuant to this Notice of Exercise (such price subject to adjustment as set forth in the Warrant), and requests that the certificates for such shares be issued in the name of, and delivered to                                 whose address is                                                              .

Dated:
(Signature)

(Name)

(Address)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon authorized transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the attached Warrant to purchase                     * shares of Series B Preferred Stock, $.0001 par value per share, of Intellon Corporation to which the attached Warrant relates, and appoints                                          Attorney to transfer such right on the books of Intellon Corporation with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

(Address)

Signed in the presence of:

*	Insert here the number of shares without making any adjustment for additional shares of Series B Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.